Troika Media Group, Inc. Troika Media Group Inc. Announces Strategic Chapter 11 Filing and Sale to Blue Torch New York, New York - December 7, 2023 — Troika Media Group, Inc. (Nasdaq: TRKA) (“Troika” or the “Company”), a consumer engagement and customer acquisition group, has announced that it has entered into a restructuring support agreement with certain funds managed by Blue Torch Finance LLC (“Blue Torch”), the Company’s senior secured lenders, pursuant to which Blue Torch would acquire substantially all of the assets of the Company via a stalking horse credit bid. To facilitate the acquisition and the restructuring of the Company’s balance sheet, the Company and certain of its affiliates have filed voluntary petitions for relief under chapter 11 in the United States Bankruptcy Court for the Southern District of New York. The Company is seeking approval of the proposed stalking horse credit bid pursuant to section 363 of the United States Bankruptcy Code. The stalking horse credit bid will be subject to competing bids via a court-supervised auction to ensure the highest or best possible price for the Company’s business. The Company’s secured lenders are supportive of the transaction and have committed to provide $11 million of debtor-in-possession financing. The Company anticipates that this financing, as well as cash generated from ongoing operations, will be more than sufficient to fund its business operations through the sale process, which it expects to conclude within the next few months. Grant Lyon, Interim Chief Executive Officer of Troika stated that “We expect that the process will be relatively short and that the Company will have adequate liquidity to operate the Converge business normally throughout the process. We anticipate that the Company will emerge from Chapter 11 as a private company with a stronger balance sheet and with Michael Carrano and Maarten Terry, two long term leaders of the Converge business, in leadership roles.” The Company has filed a number of customary first-day motions with the Bankruptcy Court seeking authorization to support its operations during the court-supervised sale process, including the continued payment of employee wages and benefits without interruption and continued payments to key vendors and suppliers for goods and services. The Company expects the Bankruptcy Court to approve these requests, which should minimize the impact of the sale process on the Company’s customers, employees, and other key stakeholders. Additional information regarding the Company’s chapter 11 process is available at https://cases.ra.kroll.com/troika. Stakeholders with questions may call the Company’s Claims Agent, Kroll Restructuring Administration LLC, at (844) 647-8506 (U.S. and Canada toll free) or +1 (646) 493-0388 (International toll free). Willkie Farr & Gallagher LLP is serving as the Company’s legal counsel. Jefferies LLC and Areté Capital Partners are serving as the Company’s investment banker and financial adviser, respectively.

- 2 - King & Spalding LLP and Ankura Consulting Group, LLC are serving as legal counsel and financial advisor, respectively, to Blue Torch as collateral agent and administrative agent and to its affiliated secured lenders. About Troika Media Group, Inc. Troika Media Group, Inc. (“TMG”) is a consumer engagement and customer acquisition consulting and solutions group based in New York. We deliver resilient brand equity, amplifying brands through emerging technology to deliver performance driven business growth. TMG’s expertise is in large consumer sectors including Insurance, Financial Services, Home Improvement, Residential Services, Legal, Professional Services, Media and Entertainment. For more information, visit www.troikamedia.com. About Blue Torch Blue Torch Capital is a US middle market direct lender providing bespoke credit solutions to stakeholders and management teams of companies requiring capital support for growth, acquisitions, operational challenges and financial distress. Blue Torch has deployed more than $7.2BN of capital across 118 transactions. Forward-Looking Statements This press release includes statements that are, or may be deemed, “forward-looking statements.” In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or, in each case, their negative or other variations thereon or comparable terminology, although not all forward-looking statements contain these words. These forward-looking statements reflect the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity and the development of the industry in which we operate may differ materially from the forward-looking statements contained herein. Any forward-looking statements that we make in this press release speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events. The Company’s forward-looking statements in this press release include, but are not limited to, statements about the Company’s plans to sell its assets pursuant to chapter 11 of the Bankruptcy Code and the timing of such sales and ability to satisfy closing conditions; the Company’s intention to continue operations during the Cases; the Company’s belief that the 363 Sale Process will be in the best interest of the Company and its stakeholders; and other statements regarding the Company’s strategy and future operations, performance and prospects among others. These forward- looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting the Company will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are

- 3 - beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the risks associated with the potential adverse impact of the Cases on the Company’s liquidity and results of operations; changes in the Company’s ability to meet its financial obligations during the Cases and to maintain contracts that are critical to its operations; the outcome and timing of the Cases and any potential asset sale; the effect of the filing of the Cases and any potential asset sale on the Company’s relationships with vendors, regulatory authorities, employees and other third parties; possible proceedings that may be brought by third parties in connection with the Cases or the Sale Transaction; uncertainty regarding obtaining Court approval of a sale of the Company’s assets or other conditions to the potential asset sale; and the timing or amount of any distributions, if any, to the Company’s stakeholders. Investor Relations Contact: Investor Relations Troika Media Group, Inc. investorrelations@troikamedia.com